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                                                                    Exhibit 10.1

                               AMENDMENT NO. 2 TO
                              NOMINATING AGREEMENT

         This Amendment No. 2 is dated as of September 10, 2005 (this "Amendment") by and between Perrigo Company, a Michigan corporation (the "Buyer") and Moshe Arkin (the "Shareholder") of Buyer.

         WHEREAS, Buyer and Shareholder entered into a Nominating Agreement, dated as of November 14, 2004 as amended as of July 12, 2005 (the "Nominating Agreement") and wish to amend the Nominating Agreement to modify certain provisions concerning Shareholder's term of office as a director of Buyer;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         2. Election. Notwithstanding anything to the contrary in Sections 2(a) and (e), the Shareholder will be nominated to stand for election as a director of the Buyer at the Annual Meeting of Shareholders to be held in October 2005.

         3. Term. In connection with such election, the Shareholder shall be nominated to serve for a term expiring at Buyer's 2008 annual meeting, notwithstanding the Shareholder's earlier appointment for a term expiring at Buyer's 2007 Annual Meeting of Shareholders.

         4. Effect. Except to the extent expressly amended hereby, all of the provisions of the Nominating Agreement shall remain in full force and effect, including, without limitations Buyer's obligation to re-nominate Shareholder to serve on the Board at each annual meeting at which the terms of the class of directors to which Shareholder belongs has expired, pursuant to Section 2(e).

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first written above.


                                  PERRIGO COMPANY


                                  By: /s/ Douglas R. Schrank
                                      ----------------------------------
                                  Name:  Douglas R. Schrank
                                  Title:  Executive Vice President & CFO


                                  MOSHE ARKIN

                                  /s/ Moshe Arkin
                                  --------------------------------------
                                  (Signature)

                                  Moshe Arkin
                                  --------------------------------------
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